Exhibit 99.1

PRESS RELEASE

Contact Information:
Maggie Daniels, CFA
Investor Relations and Strategy
(317) 713-7644
mdaniels@kiterealty.com

Kite Realty Group Trust Reports First Quarter Results;
Grows Same-Property Net Operating Income By 3.4%

Indianapolis, Ind., April 28, 2016 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the first quarter ended March 31, 2016. Financial statements and exhibits attached to this release include the details of these results.

“We started off 2016 with great momentum and enthusiasm from all areas of our business as the team made meaningful strides towards executing on our three-year roadmap,” said John A. Kite, Chairman and CEO. “We grew same-property NOI by 3.4%. We delivered 125,000 square feet of new owned anchor space and made substantial progress on our 3-R initiative, commencing construction on five of these projects during the first quarter. We remain focused on increasing cash flow and adding value for our shareholders.”

First Quarter Highlights

•	Generated Funds From Operations (“FFO”), as adjusted, of $0.52 per diluted common share, or $44.1 million.

•	Generated Adjusted Funds From Operations (“AFFO”) of $0.46 per diluted common share.

•	Increased same-property net operating income (“NOI”) by 3.4% quarter-over-quarter, excluding redevelopment.

•	Achieved aggregate cash rent spreads of 7.8%, including a cash renewal rent spread of 7.1% on a comparable basis.

•	Increased small shop occupancy by 180 basis points compared to the same period in the prior year, to 87.7%.

•	Delivered approximately 125,000 square feet of new anchor space as part of our development and redevelopment initiatives, such as Stein Mart and Marshalls at Tamiami Crossing and DSW at Holly Springs.

•	Commenced construction on five redevelopment projects, which have total expected costs of $34 million to $39 million and estimated incremental returns averaging approximately 9% to 11%.

•	Increased the common share dividend by approximately 5.5% to $0.2875 per common share for the first quarter, which, when annualized, represents an approximate 19.8% increase since 2013.

First Quarter Financial Results
FFO, as adjusted, for the three months ended March 31, 2016, was $44.1 million, or $0.52 per diluted common share, for real estate properties in which the Company’s operating subsidiaries own an interest (to which we refer as “Kite Portfolio”), compared to $42.3 million, or $0.50 per diluted common share, for the same period in the prior year.

Reported FFO, as defined by NAREIT, was $43.6 million, or $0.51 per diluted common share, for the Kite Portfolio, compared to $42.1 million, or $0.49 per diluted common share, for the same period in the prior year.

Net income attributable to common shareholders for the three months ended March 31, 2016, was $1.4 million compared to a net income of $5.1 million for the same period in 2015. The decrease is primarily attributable to a $3.4 million gain on the sales of operating properties during the first quarter of 2015.

Portfolio Operations

As of March 31, 2016, the Company owned interests in 121 retail operating properties totaling approximately 24 million square feet. The owned GLA in the Company’s retail operating portfolio was 95.4% leased as of March 31, 2016.

Same-property NOI, which includes 102 retail operating properties, increased 3.4% in the first quarter of 2016 compared to the same period in the prior year. The leased percentage of these properties was 95.5% at March 31, 2016, compared to 94.9% at March 31, 2015.

The Company executed leases on 88 individual spaces totaling 405,338 square feet during the first quarter of 2016, including 64 comparable new and renewal leases for 333,898 owned square feet. Cash spreads on new spaces executed during the quarter were 11.4% while cash spreads on renewals were 7.1%, for a blended spread of 7.8%. The leasing spread results were impacted by two specific anchor spaces; excluding these, the quarter had a blended cash leasing spread of 10.5%, which included 31.5% cash spread on new leases and 8% cash spread on renewals.

Redevelopment and Development
The Company’s Redevelopment, Reposition and Repurpose (“3-R”) initiative continued to evolve during the first quarter. Identified 3-R opportunities totaled approximately $95 million to $110 million across the portfolio with an average targeted incremental return of approximately 9% to 11%.

Five of the 3-R assets commenced construction during the first quarter, with aggregate estimated costs of $34 million to $39 million and an average targeted incremental return of approximately 9% to 11%. The 3-R projects under construction include City Center (White Plains, NY), Bolton Plaza (Jacksonville, FL), Phase I of Portofino (Houston, TX), Castleton Crossing (Indianapolis, IN) and Northdale Promenade (Tampa, FL).

Development projects currently in various stages of completion include Phase II of Parkside Town Commons, Phase II of Holly Springs, and Tamiami Crossing. These three projects were in aggregate 91% pre-leased or committed as of March 31, 2016, and included several anchor deliveries during the first quarter, such as Stein Mart, Marshalls, Ross and Ulta at Tamiami Crossing and DSW at Holly Springs.

2016 Earnings Guidance
The Company maintains its previously announced guidance and underlying assumptions for 2016 FFO, as adjusted, of $2.02 to $2.08 per diluted share. This guidance excludes certain one-time items such as transaction costs, debt extinguishment gains/losses and certain other income or charges. Please refer to the full list of guidance assumptions on page 35 of the supplemental.

Guidance Range For Full Year 2016	Low	High
Consolidated net income per diluted common share	$0.06	$0.12
Add: Depreciation, amortization and other	1.94	1.94
FFO, per diluted common share, as defined by NAREIT	2.00	2.06
Add: Transaction costs and certain other charges	0.02	0.02
FFO, as adjusted, per diluted common share	$2.02	$2.08

Earnings Conference Call
The Company will conduct a conference call to discuss its financial results on Friday, April 29, 2016, at 9:00 a.m. EDT. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (866) 840-7637 for domestic callers and (704) 908-0456 for international callers (passcode 67967945). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of March 31, 2016, the Company owned interests in a portfolio of 121 operating, development and redevelopment properties totaling approximately 24 million total square feet across 20 states. For more information, please visit the Company’s website at www.kiterealty.com.
Safe Harbor
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Florida, Indiana and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which discuss these and other factors that could adversely affect the

Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	March 31, 2016	December 31, 2015
Assets:
Investment properties, at cost	$3,947,922	$3,933,140
Less: accumulated depreciation	(461,051)	(432,295)
	3,486,871	3,500,845

Cash and cash equivalents	23,307	33,880
Tenant and other receivables, including accrued straight-line rent of $25,230 and $23,809 respectively, net of allowance for uncollectible accounts	52,406	51,101
Restricted cash and escrow deposits	13,345	13,476
Deferred costs and intangibles, net	143,028	148,274
Prepaid and other assets	10,793	8,852
Total Assets	$3,729,750	$3,756,428
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,730,787	$1,724,449
Accounts payable and accrued expenses	81,772	81,356
Deferred revenue and other liabilities	127,484	131,559
Total Liabilities	1,940,043	1,937,364
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	99,021	92,315
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,364,216 and 83,334,865 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	834	833
Additional paid in capital	2,044,266	2,050,545
Accumulated other comprehensive loss	(9,290)	(2,145)
Accumulated deficit	(345,822)	(323,257)
Total Kite Realty Group Trust Shareholders’ Equity	1,689,988	1,725,976
Noncontrolling Interests	698	773
Total Equity	1,690,686	1,726,749
Total Liabilities and Shareholders' Equity	$3,729,750	$3,756,428

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2016	2015
Revenue:
Minimum rent	$67,463	$65,479
Tenant reimbursements	18,155	18,615
Other property related revenue	2,932	2,734
Total revenue	88,550	86,828
Expenses:
Property operating	12,192	12,724
Real estate taxes	11,135	10,021
General, administrative, and other	5,291	5,006
Merger and acquisition costs	—	159
Depreciation and amortization	42,240	40,435
Total expenses	70,858	68,345
Operating income	17,692	18,483
Interest expense	(15,325)	(13,933)
Income tax expense of taxable REIT subsidiary	(410)	(55)
Other income, net	18	4
Income from continuing operations	1,975	4,499
Gain on sales of operating properties	—	3,363
Net income	1,975	7,862
Net income attributable to noncontrolling interest	(573)	(683)
Dividends on preferred shares	—	(2,114)
Net income attributable to Kite Realty Group Trust common shareholders	$1,402	$5,065

Income per common share - basic and diluted	$0.02	$0.06

Weighted average common shares outstanding - basic	83,348,507	83,532,092
Weighted average common shares outstanding - diluted	83,490,979	83,625,352
Common dividends declared per common share	$0.2875	$0.2725

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)

($ in thousands, except share and per share data)
	Three Months Ended March 31,
	2016	2015
Funds From Operations
Consolidated net income	$1,975	$7,862
Less: cash dividends on preferred shares	—	(2,114)
Less: net income attributable to noncontrolling interests in properties	(461)	(587)
Less: gains on sales of operating properties	—	(3,363)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	42,052	40,293
Funds From Operations of the Kite Portfolio[1]	43,566	42,091
Less: Limited Partners' interests in Funds From Operations	(981)	(807)
Funds From Operations attributable to Kite Realty Group Trust common shareholders	$42,585	$41,284
FFO per share of the Operating Partnership - basic	$0.51	$0.49
FFO per share of the Operating Partnership - diluted	$0.51	$0.49

Funds From Operations of the Kite Portfolio[1]	$43,566	$42,091
Add: merger and acquisition costs	—	159
Add: severance charge	500	—
Funds From Operations of the Kite Portfolio, as adjusted	$44,066	$42,250
FFO per share of the Operating Partnership, as adjusted - basic	$0.52	$0.50
FFO per share of the Operating Partnership, as adjusted - diluted	$0.52	$0.50

Weighted average Common Shares outstanding - basic	83,348,507	83,532,092
Weighted average Common Shares outstanding - diluted	83,490,979	83,625,352
Weighted average Common Shares and Units outstanding - basic	85,271,012	85,172,613
Weighted average Common Shares and Units outstanding - diluted	85,413,485	85,265,873

____________________
1
“Funds From Operations of the Kite Portfolio" measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)

($ in thousands)
	Three Months Ended March 31,
	2016	2015	% Change
Number of properties for the quarter[1]	102	102

Leased percentage	95.5%	94.9%
Economic Occupancy percentage[2]	93.7%	93.2%

Minimum rent	$54,351	$53,344
Tenant recoveries	15,335	15,619
Other income	325	274
	70,011	69,237

Property operating expenses	(8,518)	(9,814)
Real estate taxes	(9,269)	(8,921)
	(17,787)	(18,735)
Net operating income - same properties[3]	$52,224	$50,502	3.4%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$52,224	$50,502
Net operating income - non-same activity[4]	12,999	13,581
Other expense, net	(392)	(51)
General, administrative and other	(5,291)	(5,006)
Merger and acquisition costs	—	(159)
Depreciation expense	(42,240)	(40,435)
Interest expense	(15,325)	(13,933)
Gains on sales of operating properties	—	3,363
Net income attributable to noncontrolling interests	(573)	(683)
Dividends on preferred shares	—	(2,114)
Net income attributable to common shareholders	$1,402	$5,065

____________________
1	Same property analysis excludes operating properties in redevelopment as well as office properties (Thirty South Meridian and Eddy Street Commons).
2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement during the period.
3
Same property net operating income excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

4
Includes non-cash accounting items across the portfolio as well as net operating income from properties not included in the same property pool. The change between years largely reflects the sales of operating properties in 2015, net of acquired properties and development projects, not yet in the same property pool.

The Company believes that Net Operating Income ("NOI") is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.